Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187470

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
SUPPLEMENT NO. 21 DATED SEPTEMBER 3, 2014
TO THE PROSPECTUS DATED SEPTEMBER 17, 2013
This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated September 17, 2013, Supplement No. 16 dated June 25, 2014, which superseded and replaced all previous supplements to the prospectus, Supplement No. 17 dated July 3, 2014, Supplement No. 18 dated July 14, 2014, Supplement No. 19 dated August 5, 2014 and Supplement No. 20 dated August 19, 2014. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;
(2)	an update to our suitability standards for New Jersey investors;
(3)	recent real property investments; and
(4)
the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively.

OPERATING INFORMATION
Status of Our Public Offering
The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the U.S. Securities and Exchange Commission on September 17, 2013. Of these shares, we are offering 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. During the month of August 2014, we accepted investors’ subscriptions for, and issued, a total of approximately 3.4 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $34.4 million, consisting of approximately 3.4 million shares of our common stock in our primary offering, resulting in gross proceeds to us of approximately $34.1 million, and approximately 29,000 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $278,000. As of August 31, 2014, we had accepted investors’ subscriptions for, and issued, a total of approximately 14.7 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $146.4 million (including shares issued pursuant to our distribution reinvestment plan).
We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.
PROSPECTUS UPDATES
Suitability Standards
The following information supersedes and replaces the seventh bullet point under the third paragraph of the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus.
New Jersey — Investors must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10.0% of their liquid net worth in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

Recent Real Property Investments
The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus, as supplemented to date, and the section captioned “Investment Objectives and Policies — Real Property Investments” that immediately follows the section of our prospectus captioned “Investment Objectives and Policies — Change in Investment Policies” on page 112 of the prospectus, as supplemented to date.
Description of Real Estate Investments
As of August 31, 2014, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 12 properties located in ten states, consisting of approximately 3.0 million gross rentable square feet of corporate office and industrial space. The properties generally were acquired through the use of proceeds from our initial public offering and borrowings from our revolving credit facility and related party line of credit. We did not acquire any properties between August 1, 2014 and August 31, 2014.
Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement
The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively. Such revised subscription agreements replace in their entirety Appendices B, C, D and E, respectively, to the prospectus, as supplemented to date.

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APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $ ____________________ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500)

☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D *or* complete the separate simplified Additional Subscription Agreement)

Existing Account # ____________________

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

Financial Institution ____________________ ☐ Checking ☐ Savings

Routing/Transit # ____________________ Account # ____________________

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

☐ Individual Ownership (one signature required)

☐ Joint Tenants with Right of Survivorship (all parties must sign)

☐ Community Property (all parties must sign)

☐ Tenants-in-Common (all parties must sign)

☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Name of Trust ____________________

Date of Trust ____________________ Tax ID # (if applicable) ____________________

☐ Transfer on Death (fill out TOD Form to effect designation)

☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ____________________

Custodian for (minor's name) ____________________

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐ Other (specify) ____________________

2. Qualified Registration

☐ Traditional IRA

☐ Roth IRA

☐ Keogh Plan

☐ Simplified Employee Pension/Trust (S.E.P.)

☐ Pension or Profit Sharing Plan (exempt under 401(a))

☐ Non-custodial ☐ Custodial

Plan Name ____________________ Tax ID # ____________________

☐ Other (specify) ____________________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name ____________________

Street/PO Box ____________________

City ____________ State ______ Zip ______

Custodian Tax ID # (provided by Custodian) ____________________

Custodian or Clearing Firm/Platform Account # ____________________

Custodian Phone ____________________

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C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City | State | Zip

Phone | Business Phone

Email Address

SSN or Tax ID # | Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City | State | Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City | State | Zip

Phone | Business Phone

SSN or Tax ID # | Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Payee Name

Account #

Mailing Address

City | State | Zip

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)
☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

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E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____ | _____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

_____ | _____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____ | _____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____ | _____ 4. I (we) acknowledge that the shares are not liquid.

_____ | _____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

_____ | _____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

_____ | _____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____ | _____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____ | _____ 9. For **Kentucky, Michigan, and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____ | _____ 12. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____ | _____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____ | _____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature Date

Custodian Signature Date

Co-Investor's Signature Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

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F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. Name of Registered Representative

Representative ID #

Phone

Mailing Address

City State Zip

Email Address

b. Name of Broker-Dealer

Representative CRD #

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.
ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. Name of RIA Representative

Mailing Address

City State Zip

Phone

Email Address

b. Name of RIA Office

RIA IARD #

Name of Clearing Firm

Name of Broker-Dealer (if applicable)

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCIT II
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCIT II
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCIT2-AGMT-03(09-14) 4

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™

866.907.2653

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ______________ (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

______________ ☐ Checking ☐ Savings

Financial Institution

______________ ______________

Routing/Transit # Account #

B REGISTRATION INFORMATION

______________ ______________

Existing Account Registration (name of Account) SSN or Tax ID #

____

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

_____|_____ 5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

_____|_____ 6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 7. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 8. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 9. For **Kentucky, Michigan and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

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C-1

INVESTOR | CO-INVESTOR

_____ | _____ 10. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

_____ | _____ 11. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____ | _____ 12. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____ | _____ 13. For **North Dakota, Oregon and Pennsylvania** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____ | _____ 14. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ____________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ____________ Date ____________

Custodian Signature ____________ Date ____________

Co-Investor's Signature ____________ Date ____________

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative ____________

Representative and Branch ID # ____________

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative ____________

RIA IARD # ____________

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ____________

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ____________

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. **THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.**

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
CCIT II
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
CCIT II
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

CCIT2-AI-03 (09-14) 2

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC.
COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™
866.907.2653

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ______________ COLE CREDIT PROPERTY TRUST V, INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

b. $ ______________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

- ☐ Initial Subscription (minimum $2,500)
- ☐ Additional Subscription (minimum $1,000)
- Existing Account # ______________
- ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)

______________ Financial Institution ☐ Checking ☐ Savings

______________ Routing/Transit #

______________ Account #

3. *(Optional)* For purchases without selling commissions, please designate below, if applicable:

☐ RIA/WRAP Account ☐ Cole Employee, Affiliate or their Family Member

ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration

- ☐ Individual Ownership (one signature required)
- ☐ Joint Tenants with Right of Survivorship (all parties must sign)
- ☐ Community Property (all parties must sign)
- ☐ Tenants-in-Common (all parties must sign)
- ☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

______________ Name of Trust

______________ Date of Trust ______________ Tax ID # (if applicable)

- ☐ Transfer on Death (fill out TOD Form to effect designation)
- ☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of ______________

Custodian for (minor's name) ______________

- ☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
  ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
- ☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
- ☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
- ☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
- ☐ Other (specify) ______________

2. Qualified Registration

- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Keogh Plan
- ☐ Simplified Employee Pension/Trust (S.E.P.)
- ☐ Pension or Profit Sharing Plan (exempt under 401(a))
  ☐ Non-custodial ☐ Custodial

______________ Plan Name ______________ Tax ID #

☐ Other (specify) ______________

3. Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)

______________ Name

______________ Street/PO Box

______________ City ______________ State ______________ Zip

______________ Custodian Tax ID # (provided by Custodian)

______________ Custodian or Clearing Firm/Platform Account #

______________ Custodian Phone

1

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name

Mailing Address

City State Zip

Phone Business Phone

Email Address

SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Co-Investor or Co-Trustee Name (if applicable)

Mailing Address

City State Zip

Phone Business Phone

SSN or Tax ID # Date of Birth

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program Cole Account # SSN or Tax ID #

Name of Cole Program Cole Account # SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

- ☐ Reinvest pursuant to Distribution Reinvestment Plan
- ☐ Send to Custodial Account (listed in Section B-3)
- ☐ Mail to Address of Record (Non-custodial accounts only)
- ☐ Mail to Brokerage Account or Third Party (Non-custodial accounts only)

Payee Name

Account #

Mailing Address

City State Zip

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

☐ Checking ☐ Savings

Account #

Financial Institution

Routing/Transit #

☐ Check if banking information is same as provided in Section A-2

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

2

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

______ | ______ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).

______ | ______ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

______ | ______ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

______ | ______ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

______ | ______ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

______ | ______ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

______ | ______ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

______ | ______ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

______ | ______ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

______ | ______ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

______ | ______ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

______ | ______ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

______ | ______ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

______ | ______ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

______ | ______ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

______ | ______ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

______ | ______ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

______ | ______ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

______ | ______ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

______ | ______ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

______ | ______ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

______ | ______ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

3

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ______ Date ______ Custodian Signature ______ Date ______

Co-Investor's Signature ______ Date ______

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a. Name of Registered Representative ______

Representative ID # ______ Phone ______

Mailing Address ______

City ______ State ______ Zip ______

Email Address ______

b. Name of Broker-Dealer ______

Representative CRD # ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

☐ Please check the box if the purchase is being made in the Registered Representative's or Broker-Dealer's personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. **ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.**

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a. Name of RIA Representative ______

Mailing Address ______

City ______ State ______ Zip ______

Phone ______

Email Address ______

b. Name of RIA Office ______

RIA IARD # ______

Name of Clearing Firm ______

Name of Broker-Dealer (if applicable) ______

Have you changed firm affiliation (since last purchase)?

☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ______

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ______

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT 3-AGMT-02 (09-14) 4

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC.
COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

COLE CAPITAL™

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK

866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/ or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1. This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ ____________ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ ____________ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2. Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)

Financial Institution ____________ ☐ Checking ☐ Savings

Routing/Transit # ____________ Account # ____________

B REGISTRATION INFORMATION

Existing Account Registration (name of Account) ____________ SSN or Tax ID # ____________

Existing Account # ____________

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same "purchaser," as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program ____________ Cole Account # ____________ SSN or Tax ID # ____________

Name of Cole Program ____________ Cole Account # ____________ SSN or Tax ID # ____________

1

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

_____|_____ 1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

_____|_____ 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

_____|_____ 3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

_____|_____ 4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

_____|_____ 5. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 6. For **Iowa** residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for Iowa investors).

_____|_____ 7. For **Kansas, Maine and Massachusetts** residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

_____|_____ 8. For **Kentucky and Michigan** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

_____|_____ 9. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

_____|_____ 10. For **New Jersey** residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

_____|_____ 11. For **New Mexico** residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) "liquid net worth" (as defined in the Prospectus for New Mexico investors.)

_____|_____ 12. For **North Dakota and Oregon** residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

_____|_____ 13. For **Ohio** residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their "liquid net worth" (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

2

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here: ______________________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber's subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor's Signature ______ Date ______

Custodian Signature ______ Date ______

Co-Investor's Signature ______ Date ______

You should not invest a in Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor's financial situation and investment objectives.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative ______

Representative and Branch ID # ______

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative ______

RIA IARD # ______

E FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative ______

Signature of Broker-Dealer or Clearing Firm/Platform (if applicable) ______

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

3

This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:

Via Fax:
1.877.616.1118

Via Regular Mail:
COLE REIT
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail:
COLE REIT
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved

JOINT-3-AI-02 (09-14)

4

     CCIT2-SUP-21